EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended November 1, 2013

Current Month				Rolling Performance*				Rolling Risk Metrics* (Dec 2008 – Nov 2013)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-1.9%	-1.2%	-7.9%	-7.4%	-7.7%	-6.3%	-0.1%	-6.3%	10.1%	-28.9%	-0.6	-0.8
B**	-1.9%	-1.2%	-8.4%	-8.0%	-8.3%	-6.9%	-0.8%	-6.9%	10.1%	-31.1%	-0.7	-0.9
Legacy 1***	-1.8%	-1.2%	-6.1%	-5.5%	-5.7%	N/A	N/A	-4.1%	10.2%	-23.0%	-0.4	-0.5
Legacy 2***	-1.8%	-1.2%	-6.3%	-5.7%	-6.0%	N/A	N/A	-4.4%	10.2%	-23.7%	-0.4	-0.6
Global 1***	-1.8%	-1.2%	-5.7%	-5.0%	-5.7%	N/A	N/A	-4.7%	9.7%	-22.1%	-0.4	-0.6
Global 2***	-1.8%	-1.2%	-5.9%	-5.2%	-5.9%	N/A	N/A	-5.0%	9.7%	-23.1%	-0.5	-0.7
Global 3***	-1.8%	-1.2%	-7.3%	-6.7%	-7.5%	N/A	N/A	-6.7%	9.7%	-28.9%	-0.7	-0.9

S&P 500 Total Return Index****	0.1%	0.3%	25.7%	26.8%	16.7%	17.0%	7.4%	17.0%	15.8%	-18.2%	1.1	1.7
Barclays Capital U.S. Long Gov Index****	-1.5%	-1.0%	-9.5%	-11.2%	5.3%	5.0%	6.4%	5.0%	12.7%	-13.3%	0.4	0.7
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	20%					20%
Energy	4%	Short	Brent Crude Oil	1.6%	Long	4%	Short	Brent Crude Oil	1.6%	Long
			Natural Gas	0.8%	Short			Natural Gas	0.8%	Short
Grains/Foods	11%	Long	Corn	4.6%	Short	11%	Long	Corn	4.6%	Short
			Soybeans	0.9%	Long			Sugar	0.9%	Long
Metals	5%	Long	Aluminum	2.7%	Long	5%	Long	Aluminum	2.7%	Long
			Copper LME	0.6%	Short			Copper LME	0.6%	Short
FINANCIALS	80%					80%
Currencies	30%	Short $	Euro	4.3%	Long	30%	Short $	Euro	4.3%	Long
			Swiss Franc	3.5%	Long			Swiss Franc	3.5%	Long
Equities	26%	Long	Dax Index	4.1%	Long	26%	Long	Dax Index	4.1%	Long
			S&P 500	3.2%	Long			S&P 500	3.2%	Long
Fixed Income	24%	Long	Japanese Gov't Bonds	4.3%	Long	24%	Long	Japanese Gov't Bonds	4.3%	Long
			Bunds	4.2%	Long			Bunds	4.2%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas prices fell by more than 5% after data from the U.S. revealed a larger-than-expected increase in supplies. Crude oil prices lost more than 3% after inventory data also showed ample supplies. Losses were amplified by the appreciation of the U.S. dollar.

Grains/Foods
Sugar prices continued to decline on news of unusually high exports out of India this year and on expectations of lower Chinese consumption. Wheat prices fell in excess of 3% as bearish markets continued to react to the largest global harvest of wheat on record.

Metals
Precious metal markets suffered losses as the U.S. dollar strengthened against counterparts in reaction to the possibility the U.S. Federal Reserve would reduce the pace of its bond buying program. Base metal markets pared losses on the same news.

Currencies
The euro depreciated by more than 2% as investors speculated the European Central Bank would continue to ease monetary policy to spur consistent economic growth. The Swiss franc depreciated materially against counterparts after the Swiss National Bank announced substantial losses from physical gold sales earlier this year.

Equities
Hong Kong’s Hang Seng Index rose after data showed Chinese manufacturing activity in China rose to an 18-month high. Stock markets in the U.S., Europe and Japan rose slightly as investors digested a myriad of economic data while some markets were at all-time highs.

Fixed Income
30-Year U.S. Treasury Bonds experienced material price declines following reports U.S. factory activity was at its strongest point in two and a half years. German Bund markets rose to two-month highs after euro zone inflation data was lower than expected, increasing the possibility of continued monetary easing from the European Central Bank.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.